UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE REPUBLIC CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE REPUBLIC CORPORATION

5340 WESLAYAN
P.O. BOX 270462
HOUSTON, TEXAS 77277

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 22, 2004

TO THE SHAREHOLDERS OF THE REPUBLIC CORPORATION:

     NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Shareholders of The Republic Corporation, a Texas Corporation (the “Company”), will be held on Thursday, July 22, 2004 at 9:30 a.m., Mountain Daylight Time, at The First National Bank in Trinidad, 100 East Main St., Trinidad, Colorado. At the meeting, shareholders will be asked to consider and vote upon:

1.	The election of five persons to serve as directors of the Company to hold office until their terms expire in 2005 or until their respective successors are elected;

2.	The ratification of the appointment of BKD, LLP as the Company’s independent auditors for the current fiscal year; and

3.	Any other business as may properly come before the meeting or postponements or adjournments thereof.

     This Notice, the accompanying Proxy Statement and proxy card are first being sent to the shareholders of the Company on or about June 22, 2004.

By order of the Board of Directors
/s/ R. Dean Eisemann
R. Dean Eisemann
Secretary

Houston, Texas
May 31, 2004

To assure your representation at the Annual Meeting, please sign, date and return you proxy card in the enclosed envelope, whether or not you expect to attend in person. Shareholders who attend the meeting may revoke their proxies and vote in person. Properly executed proxies received by 5:00 p.m. on July 21, 2004 will be voted in accordance with the instructions therein.

PROXY STATEMENT
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE
DIRECTOR AND OFFICER TRANSACTIONS
INDEPENDENT AUDITORS
OTHER BUSINESS
2005 SHAREHOLDER PROPOSALS
APPENDIX A

PROXY STATEMENT

     This proxy statement and enclosed form of proxy are being mailed to shareholders commencing June 22, 2004, and are solicited on behalf of the Board of Directors of the Company. All expenses incurred in preparation of this solicitation are to be paid by the Company.

     Proxy forms should be completed and returned by mail or personal delivery to 5340 Weslayan, P.O. Box 270462, Houston, Texas 77277 as soon as possible in advance of the date of the Annual Meeting of the Shareholders, but no later than 5:00 p.m., Central Time, on July 21, 2004. If a proxy is received with no specifications, the shares represented by that proxy will be voted FOR those proposals left blank. If you choose to revoke your proxy, you may do so at any time prior to its exercise by submitting a later dated proxy or by personally appearing and casting your votes. Properly executed proxies received by 5:00 p.m. on July 21, 2004 will be voted in accordance with the instructions therein.

     Only holders of common stock of record on the books of the Company at the close of business on May 31, 2004 will be entitled to vote at the meeting. On that date, there were 333,725 shares of common stock of the Company outstanding, the holders of which, or their proxies, are entitled to one vote per share. Common stock is the only class of stock issued by the Company. A quorum necessary for the conduct of business at the meeting will exist if a majority of the shares entitled to vote are represented at the meeting either in person or by proxy. Directors will be elected by a plurality of the votes cast at the meeting. An affirmative vote of a majority of the votes cast, including those who indicate FOR, AGAINST or ABSTAIN, will be necessary for the ratification of the appointment of the independent auditor.

ELECTION OF DIRECTORS

     The Company’s Board of Directors is currently comprised of five directors. The Board of Directors has nominated for election the following five directors who have all agreed to serve as directors of the Company for the ensuing year. Each of the nominees is currently a director of the Company. Unless voted otherwise, all shares represented by a proxy given pursuant to this solicitation will be voted FOR the election of the following nominees:

		TERM	PRINCIPAL OCCUPATIONS
NAME AND TITLE	AGE	OF OFFICE	FOR LAST FIVE YEARS
Catherine G. Eisemann President and Director	77	40 Years	Catherine G. Eisemann has been a director of The Republic Corporation for 40 years. Mrs. Eisemann was elected President of The Republic Corporation and began serving December 11, 1981.

J.E. Eisemann, IV Vice President and Director	56	27 Years	J.E. Eisemann, IV has served as a director on The Republic Corporation Board for 27 years. Mr. Eisemann has been the Vice-President and Director of the Subsidiary Bank for approximately 26 years. Mr. Eisemann has served as the Chairman of the Board of The Republic Corporation and Chairman of the Board for the Subsidiary Bank for approximately 22 years.

Roger Dean Eisemann Secretary and Director	49	21 Years	Roger Dean Eisemann was elected Secretary and began serving as director of The Republic Corporation in July, 1982.

George M. Boyd, Jr. Director	59	Since March, 2004	George M. Boyd, Jr. was appointed to The Republic Corporation Board on March 18, 2004. Mr. Boyd is the Executive Vice President of The Bank of Texas in Austin, Texas and has served in that position for the past five years.

Dr. John C. Davis Director	56	Since February 2004	Dr. John C. Davis was appointed to The Republic Corporation Board on February 27, 2004. Dr. Davis is the owner/operator of the Rio Cucharas Veterinary Clinic in Walsenburg, Colorado and has owned and operated this business for the past 23 years. Dr. Davis has served as a director on the Board of the subsidiary Bank for approximately 10 years.

     Vote Required and Recommendation of Board of Directors. Directors of the Company are elected by a plurality of the shares entitled to vote on the election and present in person or by proxy at the Annual Meeting. Thus, the five candidates receiving the highest number of votes will be elected. Cumulative voting is not permitted in the election of directors. Consequently, each shareholder is entitled to one vote for each share of common stock held in the shareholder’s name. In the absence of instructions to the contrary, the persons named in the accompanying proxy shall vote the shares represented by that proxy for each of the nominees listed above. For purposes of the election of directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum.

     Your Board of Directors recommends a vote “FOR” the proposal to elect each of the nominees listed above to the Board of Directors.

     The following schedule reflects security ownership of persons who are (1) beneficial owners of more than 5% of any class of voting securities of The Republic Corporation, (2) each of the Company’s directors and officers, and (3) all directors and executive officers of the Company as a group.

	TITLE	NUMBER	PERCENT
NAME OF PERSON	OF CLASS	OF SHARES	OF CLASS
Catherine G. Eisemann 3350 McCue, #904 Houston, Texas 77056	Common Stock	193,702	58.0424

Mr. J. E. Eisemann, IV 1103 Victoria Square Trinidad, Colorado 81082	Common Stock	8,700	2.6069

Mr. R. Dean Eisemann 3738 Ella Lee Lane Houston, Texas 77027	Common Stock	6,500	1.9477

Mr. George M. Boyd, Jr. 1503 Canoe Brook Dr. Austin, Texas 78746	Common Stock	8,700	2.6069

Dr. John C. Davis 631 Huajatolla Valley Estates Dr. Le Veta, Colorado 81055	Common Stock	1,395	.4180

All directors and executive officers as a group	Common Stock	218,997	65.6220

All of the above named directors, except George M. Boyd, Jr., own 100 shares each of the subsidiary Bank stock as directors’ qualifying shares.

     Catherine Eisemann is the only shareholder who owns more than 5% of the outstanding shares of the Common Stock of the Company.

     The Company has no standing audit, nominating and compensation committees. The entire Board serves the functions of those committees.

     There were three meetings of the Board of Directors during 2003, and they were attended by all three of the members of the board at the time, namely Catherine G. Eisemann, Mr. J.E. Eisemann IV, and Mr. R. Dean Eisemann. There is a family relationship between all of the directors, except Dr. John C. Davis.

EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE

     The following table sets forth the cash compensation payable by the Company that was earned by the Chief Executive Officer. No other executive officer’s annual salary and bonus exceeded $100,000 for the years 2001, 2002 or 2003.

	ANNUAL
	COMPENSATION					AWARDS		PAYOUTS
NAME AND						RESTRICTED	STOCK		ALL
PRINCIPAL						STOCK	OPTIONS	LTIP	OTHER
POSITION	YEAR	SALARY		BONUS		AWARDS	SARs (#)	PAYOUTS($)	COMPENSATION
J. E. Eisemann, IV,	2003	$90,767	(1)	$4,000	(2)	-0-	-0-	-0-	-0-
Chief Executive	2002	$85,773	(1)	$3,735	(2)	-0-	-0-	-0-	-0-
Officer and Chief	2001	$83,573	(1)	$5,438	(2)	-0-	-0-	-0-	-0-
Financial Officer of the Company, Chairman of the Board & Vice President of the Subsidiary Bank

(1)	Includes amounts deferred under Section 401(K) of the Internal Revenue Code. Amounts deferred by Mr. Eisemann were $10,422 in 2001, $11,205 in 2002 and $12,567 in 2003.

(2)	Includes amounts deferred under Section 401(K) of the Internal Revenue Code. Amounts deferred by Mr. Eisemann were $0 in 2001, $560 in 2002 and $600 in 2003.

STOCK OPTIONS/SAR GRANTS IN 2003 – NONE
AGGREGATED STOCK OPTIONS/SAR EXCERCICES IN 2003 AND OPTION/SAR VALUES
AS OF DECEMBER 31, 2003 –NONE
LONG –TERM INCENTIVE PLANES – AWARDS IN 2003 – NONE
COMPENSATION OF DIRECTORS
Director Fees are not paid to directors of the Company.
EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS – NONE
REPORT ON REPRICING OPTIONS/SARS – NONE

DIRECTOR AND OFFICER TRANSACTIONS

     One director, Dr. John C. Davis was indebted to the Bank in an aggregate amount of $233,932 at December 31, 2003. These loans were granted to Dr. Davis on the same terms as available to parties not involved as insiders with the Bank or the Company and are being paid as agreed.

INDEPENDENT AUDITORS

     The external auditor which will be recommended to shareholders at the Annual Meeting of Shareholders is BKD, LLP (“BKD”). Effective March 31, 2003 the Company engaged BKD as its independent auditor. This engagement was approved by shareholders at the Annual Meeting of Shareholders on August 21, 2003.

     Representatives of BKD will be present at the Annual Meeting of Shareholders to respond to appropriate questions and to make a statement if they so desire.

     The Company and its subsidiary paid BKD the following fees for services pertaining to the year ended December 31, 2003:

Audit Fees	$46,682
Audit Related Fees	-0-
Tax Fees	-0-
All Other Fees	-0-

     The Board has considered the level of non-audit services provided by BKD in its determination of auditor independence.

     The previous external auditor, Dixon, Waller & Co., Inc. (“Dixon”), announced to the Company on March 28, 2003 that it would decline to stand for re-election. The Company’s Board of Directors accepted Dixon’s decision declining to stand. The reports of Dixon on the Company’s financial statements for the years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During 2002 and 2001, and the subsequent interim period through March 28, 2003, there were no disagreements with Dixon on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Dixon, would have caused it to make reference to such disagreements in the reports as required by Regulation S-B, Item 304(a)(1)(v). The Company requested that Dixon furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. This letter was signed by Dixon and mailed on June 8, 2003. A copy of that letter is filed as Appendix A to this Proxy Statement.

     The Company and its subsidiary paid Dixon the following fees for services pertaining to the year ended December 31, 2002:

Audit Fees	$15,200
Audit Related Fees	-0-
Tax Fees	13,880
All Other Fees	-0-

     The Board considered the level of non-audit services provided by Dixon in its determination of auditor independence.

OTHER BUSINESS

     The Company knows of no business that will be presented for consideration at the Annual Meeting of Shareholders other than that described above. However, if any other business should come before the Annual Meeting of Shareholders, it is the intention of the persons named in the enclosed Form of Proxy to vote the proxies in respect of any such business in accordance with their best judgment.

2005 SHAREHOLDER PROPOSALS

     Shareholders who intend to present proposals at the 2005 Annual Meeting of Shareholders, which the Company expects to hold in July, 2005, must deliver proposals to the Company at its principal executive offices, Attention: Corporate Secretary, by May 31, 2005, for inclusion in the proxy materials relating to that meeting. All proposals must comply with the applicable requirements of federal securities’ laws and the Company’s Bylaws.

     Shareholder proposals for the 2005 Annual Meeting of Shareholders submitted to the Company prior to May 31, 2005 may, at the discretion of the Company, be voted on at the 2005 Annual Meeting of Shareholders. All proposals received by the Company after May 31, 2005 will be considered untimely.

APPENDIX A

DIXON, WALLER & CO., INC.	CERTIFIED PUBLIC ACCOUNTANTS

164 E. MAIN TRINIDAD, COLORADO 81082 (719) 846-9241 – FAX (719) 846-3352	130 N. SECOND ST. RATON, NEW MEXICO 87740 (505) 445-5594

June 08, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE: Republic Corporation

We have read the statements that The Republic Corporation will include in its proxy statement of the 2003 Annual Meeting of Shareholders regarding its change in independent auditors. We agree with the statements regarding our firm.

/s/	Dixon, Waller & Co., Inc.

Dixon, Waller & Co., Inc.

THE REPUBLIC CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS —
SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints J.E. Eisemann and Catherine G. Eisemann, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock of The Republic Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said corporation to be held at The First National Bank in Trinidad, 100 East Main St., Trinidad, Colorado 81082, on Thursday July 22, 2004, at 9:30 A.M. Mountain Daylight Savings time, and at any adjournment thereof (1) as herein after specified upon the proposals listed below and as more particularly described in the Company proxy statement, receipt of which is hereby acknowledge, and (2) in their discretion upon such other matters as may properly come before the meeting.

A VOTE FOR THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

     1. Election of the directors proposed in the accompanying proxy statement.

FOR all nominees listed below ☐	WITHHOLD AUTHORITY ☐
(except as marked to the contrary below)	to vote for all nominees listed below

(Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee’s name in the list below.)

Catherine G. Eisemann, J.E. Eisemann, IV, Roger Dean Eisemann, George M. Boyd, Jr. and Dr. John C. Davis.

     2. Approval of the Independent public accountant designated in the accompanying proxy statement.

FOR ☐	AGAINST ☐	ABSTAIN ☐

     The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR those proposals left blank

	Dated		, 2004

(Be sure to date Proxy)

Number of shares

Signature(s)
(Please sign your name exactly as it appears on your stock certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title. All joint owners must sign.)